Exhibit 99.2
Third Quarter 2007 Results October 24, 2007

2 This presentation contains "forward-looking statements" within the meaning of the federal securities laws. These statements reflect management's current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; demand for new housing; accuracy of accounting assumptions related to pension and postretirement costs, impaired assets, and the allowance for credit losses; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; our ability to execute certain strategic and business improvement initiatives, including the Transformation Plan; and other factors, many of which are beyond our control. This presentation includes non-GAAP financial measures. The required reconciliations to GAAP financial measures are included on our website, www.templeinland.com.

Third Quarter 2007 Results ($ in millions, except per share) Net Income $ 36 $ 95 $ 66 Diluted EPS $ 0.33 $ 0.86 $ 0.62 3rd Qtr 3rd Qtr 2nd Qtr 2007 2006 2007 TIN 3

Third Quarter 2007 Results (cont'd) Net income per dil. share $ 0.33 $ 0.86 $ 0.62 Special items 0.14 0.06 (0.03) Net income per dil. share $ 0.47 $ 0.92 $ 0.59 excluding special items 3rd Qtr 3rd Qtr 2nd Qtr 2007 2006 2007 4 3rd qtr. 2007 after-tax special items - $15 million, $0.14 per share - $7 million charge, $0.06 per share, principally related to costs associated with our Transformation Plan - $8 million loss, $0.08 per share, related to disposition of our chemical business, a discontinued operation

Third Quarter Segment Results Operating Income (millions) Corrugated Packaging $ 70 $ 73 $ 78 Forest Products 21 83 33 Real Estate 10 15 19 Financial Services 37 58 48 $138 $229 $178 3rd Qtr 3rd Qtr 2nd Qtr 2007 2006 2007 5

Corrugated Packaging 3rd Qtr 3rd Qtr 2nd Qtr 2007 2006 2007 $ 70 $ 73 $ 78 Operating income (millions) 6 Price - 3rd qtr. 2007 avg. box price down $10/ton vs. 3rd qtr. 2006 avg. - 3rd qtr. 2007 avg. box price down $6/ton vs. 2nd qtr. 2007 avg. - October 2007 avg. box price up $20/ton vs. 3rd qtr. 2007 avg.

Corrugated Packaging (Cont'd) Box Volumes - Per Workday Basis 7 TIN Industry 3rd qtr. 2007 vs. 3rd qtr. 2006 3.2% (1.5%) (Excluding Performance Sheets) YTD 2007 vs. YTD 2006 1.2% (1.7%) (Excluding Performance Sheets) 4th qtr. 2007 Box Shipments Anticipate normal seasonal decline in shipments 4th qtr. 2007 (approximately 25,000 tons) 4th qtr. 2007 box shipments anticipated to exceed 4th qtr. 2006

Corrugated Packaging (Cont'd) Freight Freight costs up $3 million vs. 3rd qtr. 2006, but essentially flat vs. 2nd qtr. 2007 Energy Energy costs flat vs. 3rd qtr. 2006, but down $6 million vs. 2nd qtr. 2007 8

Corrugated Packaging (Cont'd) Recycled Fiber Recycled fiber costs up $36/ton vs. 3rd qtr. 2006 and up $17/ton vs. 2nd qtr. 2007 Current recycled fiber costs up $7/ton vs. 3rd qtr. 2007 4th qtr. 2007 scheduled maintenance outages - Maysville, KY and Orange, TX - negatively impact production approximately 20,000 tons 9

Forest Products 3rd Qtr 3rd Qtr 2nd Qtr 2007 2006 2007 $ 21 $ 83 $ 33 Operating income (millions) Lumber - Average price down $4/mbf vs. 3rd qtr. 2006, but flat vs. 2nd qtr. 2007 - Volume up 4% vs. 3rd qtr. 2006, but down 3% vs. 2nd qtr. 2007 - Current prices down $20/mbf vs. 3rd qtr. 2007 avg. price 10

Forest Products (Cont'd) Gypsum - Average price down $86/msf vs. 3rd qtr. 2006 and down $21/msf vs. 2nd qtr. 2007 - Volume down 19% vs. 3rd qtr. 2006 and down 11% vs. 2nd qtr. 2007 - Current prices down $15/msf vs. 3rd qtr. 2007 avg. price 11 Particleboard - Average price down $32/msf vs. 3rd qtr. 2006 and down $12/msf vs. 2nd qtr. 2007 - Volume down 27% vs. 3rd qtr. 2006 and down 11% vs. 2nd qtr. 2007 - Current prices down $10/msf vs. 3rd qtr. 2007 avg. price

Real Estate 3rd Qtr 3rd Qtr 2nd Qtr 2007 2006 2007 $ 10 $15 $19 Operating income (millions) 12 3rd qtr. 2007 earnings included $4 million gain on sale of commercial land

Real Estate - 3rd Qtr. 2007 Sales High-Value Land Sold 770 acres Avg. price per acre - $7,400 Residential* Sold 299 lots Average Revenue Per Lot - $58,900 Average Gross Profit Per Lot - $23,100 Commercial* Sold 69 Acres Average Price Per Acre - $206,600 13 * Includes venture activity

Real Estate - Value Creation Entitlement Activity - Atlanta, GA Entitlement Activity - Last 12 Months 9 projects (3,093 acres) 3,866 residential lots 161 commercial acres 14

Real Estate Pipeline 3rd Qtr. 2007 (Acres) 15 Note: Estimated acres and lots may vary As previously announced, Temple-Inland will transfer 138,000 additional acres to Forestar prior to spin; increasing total acres in Forestar to approximately 373,000

Financial Services 3rd Qtr 3rd Qtr 2nd Qtr 2007 2006 2007 $ 37 $ 58 $ 48 Operating income (millions) 16 3rd qtr. 2007 earnings down compared with 3rd qtr. 2006 and 2nd qtr. 2007 principally due to higher loan loss provision, reflecting challenging homebuilding and current credit market conditions 3rd qtr. 2007 loan loss provision - $19 million

Transformation Plan Update 17 Sale of Strategic Timberland Anticipate closing 4th qtr. 2007 Special dividend of $10.25 Form 10 - Guaranty & Forestar Filed August 2007 On Target To Complete Transformation Plan by YE 2007

Investor Meetings 18 Temple-Inland Inc. Doyle Simons - Chairman & CEO Chris Mathis - Director of Investor Relations Forestar Real Estate Group Jim DeCosmo - President & CEO Chris Nines - Chief Financial Officer Guaranty Financial Group Ken Dubuque - President & CEO Ron Murff - Chief Financial Officer Rusty LaForge - Director of Investor Relations